Exhibit 99.1
Palantir Reports Its First Quarter of Positive GAAP Net Income, GAAP EPS of $0.01 in Q4 2022
2/13/2023
DENVER — (BUSINESS WIRE) — Palantir Technologies Inc. (NYSE:PLTR) today announced financial results for the fourth quarter and fiscal year ended December 31, 2022.
“With this result, Palantir is profitable. This is a significant moment for us and our supporters,” said Alex Karp, co-founder and chief executive officer of Palantir Technologies.
Q4 2022 Highlights
•GAAP net income of $31 million
◦This marks our first quarter of positive GAAP net income
•GAAP earnings per share of $0.01
•Adjusted earnings per share of $0.04
•Total revenue grew 18% year-over-year to $509 million
◦US revenue grew 19% year-over-year to $302 million
•Commercial revenue grew 11% year-over-year to $215 million
◦US commercial revenue grew 12% year-over-year to $77 million
•Government revenue grew 23% year-over-year to $293 million
◦US government revenue grew 22% year-over-year to $225 million
•Customer count grew 55% year-over-year and 9% quarter-over-quarter
◦US commercial customer count increased 79% year-over-year, from 80 customers in Q4 2021 to 143 customers in Q4 2022
•Loss from operations of $(18) million, representing a margin of (4)%, up 1,000 basis points year-over-year
•Adjusted income from operations of $114 million, representing a margin of 22%
•Cash from operations of $79 million, representing a 15% margin
•Adjusted free cash flow of $76 million, representing a 15% margin
FY 2022 Highlights
•Total revenue grew 24% year-over-year to $1.91 billion
◦US revenue grew 32% year-over-year to $1.16 billion
•Commercial revenue grew 29% year-over-year to $834 million
◦US commercial revenue grew 67% year-over-year to $335 million
•Government revenue grew 19% year-over-year to $1.07 billion
◦US government revenue grew 22% year-over-year to $826 million
•Loss from operations of $(161) million, representing a margin of (8)%, up 1,900 basis points year-over-year
•Adjusted income from operations of $421 million, representing a margin of 22%
•Cash from operations of $224 million, representing a 12% margin
•Adjusted free cash flow of $203 million, representing a 11% margin
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Q4 and FY 2022 Financial Summary
(Unaudited)

(Amounts in thousands, except percentages and per share amounts)	Fourth Quarter		Full Year 2022
	Amount		Amount
Revenue		$508,624		$1,905,871
Year-over-year growth		18%		24%

	Amount	Margin	Amount	Margin
Loss from Operations	$(17,826)	(4)%	$(161,201)	(8)%
Adjusted Income from Operations	$114,264	22%	$420,753	22%
Cash from Operations	$78,763	15%	$223,737	12%
Adjusted Free Cash Flow	$75,763	15%	$203,015	11%
Net Income (Loss) Attributable to Common Stockholders	$30,878		$(373,705)
Adjusted Net Income	$95,708		$135,376
Adjusted EBITDA	$121,637	24%	$443,275	23%
GAAP Earnings (Loss) Per Share, Diluted	$0.01		$(0.18)
Adjusted Earnings Per Share, Diluted	$0.04		$0.06

Outlook
For Q1 2023, we expect:
•Revenue of between $503- $507 million.
•Adjusted income from operations of $91 - $95 million.
For full year 2023, we expect:
•Revenue of between $2,180 - $2,230 million.
•Adjusted income from operations of $481 - $531 million.
•GAAP net income.
CEO Letter
Palantir CEO Alex Karp’s annual letter is available through Palantir’s website at https://www.palantir.com/2023-annual-letter.
Earnings Webcast
A live public webcast will be held at 3:00 PM MT / 5:00 PM ET today to discuss the results for our fourth quarter and year ended December 31, 2022 and financial outlook. The webcast can be accessed by registering online at https://palantir.events/palantir-2022-q4. A replay of the webcast will be available at https://investors.palantir.com following the event.
An investor presentation, including supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, will be available through Palantir’s Investor Relations website at https://investors.palantir.com.
Forward-Looking Statements
This press release and statements on our earnings webcast contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our financial outlook, product development, distribution, and pricing, expected benefits of and applications for our software platforms, business strategy, and plans (including strategy and plans relating to our sales and marketing efforts, sales force, partnerships, and customers), investments in our business, market trends and market size, opportunities (including growth opportunities), our expectations regarding our existing and potential investments in, and commercial contracts with, various entities, including special purpose acquisition companies and other privately-held or publicly-traded companies, our expectations regarding macroeconomic events and foreign currency fluctuations, and positioning. These forward-looking
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statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Words such as “guidance,” “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “plan,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to risks detailed in our filings with the Securities and Exchange Commission (the “SEC”), including in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 and other filings and reports that we may file from time to time with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. In particular, the following factors, among others, could cause our results to differ materially from those expressed or implied by such forward-looking statements: our ability to successfully execute our business and growth strategy; the sufficiency of our cash and cash equivalents to meet our liquidity needs; the demand for our platforms in general; our ability to increase our number of new customers and revenue generated from customers; our ability to realize some or all of the total contract value of customer contracts as revenue, including any contractual options available to customers or contractual periods that are subject to termination for convenience provisions; our long and unpredictable sales cycle; our ability to successfully execute our channel sales and other strategic initiatives with third parties; our ability to retain and expand our customer base; the fluctuation of our results of operations and our key business measures on a quarterly basis in future periods; the seasonality of our business; the implementation process for our platforms, which may be complex and lengthy; our ability to successfully develop and deploy new technologies to address the needs of our existing or prospective customers; our ability to make our platforms easier to install and consume; our ability to maintain and enhance our brand and reputation; our ability to maintain and enhance our culture as our business grows; news or social media coverage about us, including but not limited to coverage that presents, or relies on, inaccurate, misleading, incomplete, or otherwise damaging information; the impact of recent or future global macroeconomic and geopolitical events, such as the ongoing Russia-Ukraine conflict, foreign currency fluctuations, or rising inflation or interest rates in the U.S. and in other countries, on the business and operations of our company or of our existing or prospective customers and partners; and any breach or access to customer or third-party data.
The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. Past performance is not necessarily indicative of future results.
Additional Definitions
For the purpose of this press release and our earnings webcast, total contract value (“TCV”) closed, remaining performance obligations, and total remaining deal value reflect the values of contracts that have been entered into with, or awarded by, our government and commercial customers.
TCV closed includes existing contractual obligations and presumes the exercise of all contract options available to our customers and no termination of contracts; however, the majority of our contracts are subject to termination provisions, including for convenience, and there can be no guarantee that contracts are not terminated or that contract options will be exercised.
Remaining performance obligations represent non-cancelable contracted revenue that has not yet been recognized, which includes deferred revenue and, in certain instances, amounts that will be invoiced. We have elected the practical expedient, as permitted under Accounting Standards Codification 606 - Revenue from Contracts with Customers - allowing us to not disclose remaining performance obligations for contracts with original terms of twelve months or less.
Total remaining deal value is the total remaining value of contracts and includes existing contractual obligations and unexercised contract options available to those customers. Total remaining deal value presumes the exercise of all contract options and no termination of contracts; however, the majority of our contracts are subject to termination provisions, including for convenience, and there can be no guarantee that contracts are not terminated or that contract options will be exercised. Total remaining deal value excludes all or some portion of the value of certain commercial contracts as a result of our ongoing assessments of customers’ financial condition, including the consideration of such customers’ ability and intention to pay, and whether such contracts continue to meet the criteria for revenue recognition, among other factors.
Non-GAAP Financial Measures
This press release and the accompanying tables contain the non-GAAP financial measures adjusted income from operations, which excludes stock-based compensation and related employer payroll taxes; adjusted operating margin; adjusted free cash flow; adjusted free cash flow margin; adjusted earnings before interest, taxes, depreciation, and amortization (“adjusted EBITDA”); adjusted EBITDA margin; adjusted net income; and adjusted earnings per share (“EPS”), diluted.
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We believe these non-GAAP financial measures and other metrics described in this press release help us evaluate our business, identify trends affecting Palantir’s business, formulate business plans and financial projections, and make strategic decisions. We exclude stock-based compensation, which is a non-cash expense, from these non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance and provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team. We exclude employer payroll taxes related to stock-based compensation as it is difficult to predict and outside of Palantir’s control.
Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Further, these metrics have certain limitations as they do not include the impact of certain expenses that are reflected in our consolidated statements of operations. For example, adjusted free cash flow does not reflect our future contractual commitments or the total increase or decrease in our cash balances for a given period. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP.
We compensate for these limitations by providing a reconciliation of each of these non-GAAP measures to the most comparable GAAP measure. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-GAAP measures in conjunction with the most directly comparable GAAP financial measure.
A reconciliation table of the most comparable GAAP financial measure to each non-GAAP financial measure used in this press release is included at the end of this release. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, reconciling items that may be incurred in the future, such as stock-based compensation and related employer payroll taxes, the effect of which may be significant.
Available Information
Palantir uses its Investor Relations website at https://investors.palantir.com as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Palantir’s Investor Relations website, in addition to following our press releases, SEC filings, public conference calls, and webcasts.
About Palantir Technologies Inc.
Foundational software of tomorrow. Delivered today. Additional information is available at https://www.palantir.com.
Contact
Investor Relations
investors@palantir.com
Media
media@palantir.com
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Palantir Technologies Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Revenue	$508,624	$432,867	$1,905,871	$1,541,889
Cost of revenue (1)	104,311	87,563	408,549	339,404
Gross profit	404,313	345,304	1,497,322	1,202,485
Operating expenses:
Sales and marketing (1)	190,233	162,593	702,511	614,512
Research and development (1)	82,044	84,176	359,679	387,487
General and administrative (1)	149,862	157,478	596,333	611,532
Total operating expenses	422,139	404,247	1,658,523	1,613,531
Loss from operations	(17,826)	(58,943)	(161,201)	(411,046)
Interest income	12,750	480	20,309	1,607
Interest expense	(1,712)	(601)	(4,058)	(3,640)
Other income (expense), net	44,637	(64,118)	(216,077)	(75,415)
Income (loss) before provision for income taxes	37,849	(123,182)	(361,027)	(488,494)
Provision for income taxes	4,360	33,006	10,067	31,885
Net income (loss)	$33,489	$(156,188)	$(371,094)	$(520,379)
Less: Net income attributable to noncontrolling interests	2,611	—	2,611	—
Net income (loss) attributable to common stockholders	$30,878	$(156,188)	$(373,705)	$(520,379)
Earnings (loss) per share attributable to common stockholders, basic	$0.01	$(0.08)	$(0.18)	$(0.27)
Earnings (loss) per share attributable to common stockholders, diluted	$0.01	$(0.08)	$(0.18)	$(0.27)
Weighted-average shares of common stock outstanding used in computing earnings (loss) per share attributable to common stockholders, basic	2,090,107	2,011,764	2,063,793	1,923,617
Weighted-average shares of common stock outstanding used in computing earnings (loss) per share attributable to common stockholders, diluted	2,203,733	2,011,764	2,063,793	1,923,617
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(1) Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Cost of revenue	$10,648	$13,680	$44,061	$68,546
Sales and marketing	48,800	56,492	196,301	242,910
Research and development	16,875	27,322	93,871	150,298
General and administrative	53,075	69,413	230,565	316,461
Total stock-based compensation	$129,398	$166,907	$564,798	$778,215

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Palantir Technologies Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$2,598,540	$2,290,674
Restricted cash	16,244	36,628
Accounts receivable, net	258,346	190,923
Marketable securities	35,135	234,153
Prepaid expenses and other current assets	133,312	110,872
Total current assets	3,041,577	2,863,250
Property and equipment, net	69,170	31,304
Restricted cash, noncurrent	12,551	39,612
Operating lease right-of-use assets	200,240	216,898
Other assets	137,701	96,386
Total assets	$3,461,239	$3,247,450
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$44,788	$74,907
Accrued liabilities	172,715	155,806
Deferred revenue	183,350	227,816
Customer deposits	141,989	161,605
Operating lease liabilities	45,099	39,927
Total current liabilities	587,941	660,061
Deferred revenue, noncurrent	9,965	40,217
Customer deposits, noncurrent	3,936	33,699
Operating lease liabilities, noncurrent	204,305	220,146
Other noncurrent liabilities	12,655	2,297
Total liabilities	818,802	956,420
Stockholders’ equity:
Common stock	2,099	2,027
Additional paid-in capital	8,427,998	7,777,085
Accumulated other comprehensive loss	(5,333)	(2,349)
Accumulated deficit	(5,859,438)	(5,485,733)
Total stockholders’ equity	2,565,326	2,291,030
Noncontrolling interests	77,111	—
Total equity	2,642,437	2,291,030
Total liabilities and equity	$3,461,239	$3,247,450

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Palantir Technologies Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Years Ended December 31,
	2022	2021
Operating activities
Net loss	$(371,094)	$(520,379)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	22,522	14,897
Stock-based compensation	564,798	778,215
Deferred income taxes	(174)	43,316
Non-cash operating lease expense	40,309	33,821
Unrealized and realized (gain) loss from marketable securities, net	272,108	73,311
Gain from step acquisition	(44,306)	—
Other operating activities	6,677	2,722
Changes in operating assets and liabilities:
Accounts receivable, net	(77,519)	(35,237)
Prepaid expenses and other current assets	(25,997)	(10,929)
Other assets	6,033	(3,345)
Accounts payable	(29,859)	57,767
Accrued liabilities	5,527	15,245
Deferred revenue, current and noncurrent	(61,154)	24,732
Customer deposits, current and noncurrent	(49,471)	(104,944)
Operating lease liabilities, current and noncurrent	(34,590)	(32,156)
Other noncurrent liabilities	(73)	(3,185)
Net cash provided by operating activities	223,737	333,851
Investing activities
Purchases of property and equipment	(40,027)	(12,627)
Purchases of marketable securities	(124,500)	(308,315)
Proceeds from sales and redemption of marketable securities	52,319	851
Business combinations, net of cash acquired	66,708	—
Purchases of alternative investments	—	(50,941)
Purchases of privately-held securities	—	(23,009)
Other investing activities	73	(3,871)
Net cash used in investing activities	(45,427)	(397,912)
Financing activities
Principal payments on borrowings	—	(200,000)
Proceeds from the exercise of common stock options	86,089	507,455
Other financing activities	(93)	(708)
Net cash provided by financing activities	85,996	306,747
Effect of foreign exchange on cash, cash equivalents, and restricted cash	(3,885)	(3,918)
Net increase in cash, cash equivalents, and restricted cash	260,421	238,768
Cash, cash equivalents, and restricted cash - beginning of period	2,366,914	2,128,146
Cash, cash equivalents, and restricted cash - end of period	$2,627,335	$2,366,914
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Palantir Technologies Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)
Non-GAAP Reconciliations
Adjusted Income from Operations and Adjusted Operating Margin (in thousands, except percentages)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Loss from operations	$(17,826)	$(58,943)	$(161,201)	$(411,046)
Add: stock-based compensation	129,398	166,907	564,798	778,215
Add: employer payroll taxes related to stock-based compensation	2,692	16,069	17,156	106,283
Adjusted income from operations	$114,264	$124,033	$420,753	$473,452
Adjusted operating margin	22%	29%	22%	31%
Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin (in thousands, except percentages)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Net cash provided by operating activities	$78,763	$93,427	$223,737	$333,851
Add: cash paid for employer payroll taxes related to stock-based compensation	1,918	16,614	19,305	102,903
Less: purchases of property and equipment	(4,918)	(5,845)	(40,027)	(12,627)
Adjusted free cash flow	$75,763	$104,196	$203,015	$424,127
Adjusted free cash flow margin	15%	24%	11%	28%
Adjusted EBITDA and Adjusted EBITDA Margin (in thousands, except percentages)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Net loss	$33,489	$(156,188)	$(371,094)	$(520,379)
Less: interest income	(12,750)	(480)	(20,309)	(1,607)
Add: interest expense	1,712	601	4,058	3,640
Add: other (income) expense, net	(44,637)	64,118	216,077	75,415
Add: provision for (benefit from) income taxes	4,360	33,006	10,067	31,885
Add: depreciation and amortization	7,373	3,840	22,522	14,897
Add: stock-based compensation	129,398	166,907	564,798	778,215
Add: employer payroll taxes related to stock-based compensation	2,692	16,069	17,156	106,283
Adjusted EBITDA	$121,637	$127,873	$443,275	$488,349
Adjusted EBITDA margin	24%	30%	23%	32%
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Palantir Technologies Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)
Adjusted Net Income and Adjusted Earnings Per Share, Diluted (in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Net income (loss) attributable to common stockholders	$30,878	$(156,188)	$(373,705)	$(520,379)
Add: stock-based compensation	129,398	166,907	564,798	778,215
Add: employer payroll taxes related to stock-based compensation	2,692	16,069	17,156	106,283
Less: gain from step acquisition	(44,306)	—	(44,306)	—
Add (Less): income tax effects and adjustments (1)	(22,954)	18,609	(28,567)	(56,037)
Adjusted net income attributable to common stockholders, diluted	$95,708	$45,397	$135,376	$308,082
Weighted-average shares used in computing GAAP earnings (loss) per share, diluted	2,203,733	2,011,764	2,063,793	1,923,617
Adjusted weighted-average shares used in computing adjusted earnings per share, diluted (2)	2,203,733	2,324,113	2,223,522	2,323,236
Adjusted earnings per share, diluted	$0.04	$0.02	$0.06	$0.13
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(1) Income tax effect is based on long-term estimated annual effective tax rates of 22.2% for the periods ended 2022 and 2021.
(2) Includes an additional 160 million dilutive securities for the twelve months ended December 31, 2022 and an additional 312 million and 400 million dilutive securities for the three and twelve months ended December 31, 2021, respectively, that were excluded from a GAAP perspective due to the Company’s net loss position.

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